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                                   EXHIBIT 11
                                 Code of Ethics
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                             SIFE & SIFE TRUST FUND

                             RESTATED CODE OF ETHICS

                         (Restated as of April 3, 2000)

This Restated Code of Ethics (the "Code") has been adopted, and is approved on an annual basis, by SIFE, a California Corporation ("SIFE"), and SIFE Trust Fund, a Delaware Trust ("the Fund"), primarily for the purpose of providing rules for employees of SIFE with respect to their personal securities transactions, specifically, and, more generally, their business conduct insofar as the interests of SIFE's investment advisory clients are concerned. By setting out broad ethical standards, as well as making clear the legal structure within which investment advisors and their employees must work, employees will be able to conduct business so as to avoid not only any violation of the law but also any appearance of impropriety or unethical behavior.

SIFE is an investment advisor registered with, and closely regulated by, the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940 (the "Advisers Act"). Additionally, the activities of investment advisers and their employees, particularly with respect to securities transactions, are governed by the relevant provisions of the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Company Act of 1940 (the "1940 Act"), as well as by state law and, in certain particular respects, by the rules and regulations of the National Association of Securities Dealers, Inc. While the rules of conduct articulated in this Code are based upon the rules of law and legal concepts developed under those statutes and by those agencies, it is important to note that these rules and concepts do not remain static, and further developments should be expected. Similarly, where a literal application effects a result clearly varying from the intent of this Code, the President, upon the recommendation of the Compliance Officer and with the concurrence of the Board of Trustees, may grant appropriate exceptions.

                        SECTION 1: SCOPE AND APPLICATION

1.1      General.

The Code covers two general topic areas. First, the Code includes some broad prohibitions against fraudulent conduct in connection with SIFE's investment advisory business. However, because fraudulent conduct can take many forms, the Code should not be looked upon as an all-inclusive list of actions or omissions.

Second, the Code includes some specific rules, restrictions and reporting obligations with respect to personal securities transactions. These restrictions have been crafted with the objective of minimizing any actual or potential conflict of interest, or any appearance of conflict of interest, between the securities trading which SIFE undertakes on behalf of its investment advisory client(s) and any personal securities trading by persons subject to this Code. They are intended to ensure that trading on behalf of SIFE's investment advisory client(s) is given priority over trading for personal accounts, and that trading for personal accounts does not take place at a time or in a manner which could adversely affect the interests of SIFE's investment advisory client(s).


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1.2

Persons Covered by the Code:

All persons affiliated with SIFE, including its directors, employees and registered representatives, are subject to the anti-fraud provisions set forth below under the caption, "Legal Concepts and Restrictions." In addition, any "Access Person" (as that term is defined in the following paragraph) is subject to the reporting requirements concerning personal securities transactions.

For purposes of this Code, the term "Access Person(1)" shall include each director or officer of SIFE, each director or officer of SIFE Trust Fund, and any employee of SIFE who makes, participates in, or obtains information regarding the purchase or sale of a securities by SIFE Trust Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, as well as any shareholder of SIFE who owns more than 25% of the shares of SIFE and who obtains information concerning recommendations made to SIFE Trust Fund with regard to the purchase or sale of a security, as well as any other SIFE employee or registered representative whose classification is determined by the Compliance Officer to be appropriate, given the objectives of this Code, because of such person's particular relationship to, or access to sensitive or proprietary information about, SIFE or any investment advisory client of SIFE. The Compliance Officer shall inform each access person, upon becoming an access person, of the requirements under this Code and shall distribute a list of Access Persons to every Access Person at the end of every calendar quarter.

Two other concepts of importance to this Code are "Insiders," discussed more fully in the section entitled "Legal Concepts and Restrictions - Who Is An `Insider'" and "Independent Trustees," discussed more fully in the section entitled "Provisions Applicable to Independent Trustees." As a practical matter, an "Insider" is anyone who comes into possession of "inside information," and thereby becomes subject to the rules governing insider trading. This could be anyone associated with SIFE, whether covered by this Code or not. With respect to the independent trustees of SIFE Trust Fund (the "Independent Trustees"), the application of this Code is, generally, advisory.

                   SECTION 2: LEGAL CONCEPTS AND RESTRICTIONS

The general concepts discussed below mirror those found in the federal securities laws, as applied to investment advisors and investment companies. It should be noted, however, that these laws are expansive and dynamic in nature, and are intended to be interpreted broadly.

2.1      Fiduciary Duty:

Investment advisors owe a fiduciary duty to their clients. This means that each employee of SIFE has a duty of loyalty, fairness and good faith owed to each of our investors, and a corresponding duty not to do anything prejudicial to, or which might be in conflict with, the interests of our investors. This is a higher standard than that applicable to ordinary arm's length business transactions. Fiduciary duty means that, at all times, each employee of SIFE must place the interests of the investors first, and not do anything

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(1)  Access  Person is  defined by Rule  17j-1(a)(1)  under the 1940  Investment
Company Act

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which might be interpreted as taking inappropriate  advantage of our position of trust. More generally, fiduciary duty requires that each employee of SIFE adhere to the provisions of this Code with respect to personal securities transactions.
As   fiduciaries,   Access   Persons  must  avoid   activities,   interests  and
relationships that might interfere with making decisions in the best interest of the clients of SIFE, including but not limited to:

1) Placing the interest of SIFE's clients first. In other words, as a fiduciary you must strictly serve the interests of the clients of SIFE before your own personal interests.

2) Conduct all personal securities transactions in full compliance with the Code of Ethics.

3) Do not take inappropriate advantage of your position. The receipt of investment opportunities, perquisites, or gifts from people seeking business with SIFE or its clients will call into question your independent judgment.

Doubtful situations will be resolved in favor of clients. Technical compliance with the Code of Ethics will not automatically insulate any trades that indicate an abuse of fiduciary duties.

2.2      Restrictions Under SEC Rule 17j-1(b):

No Access Person or other person covered by this Code may (a) employ any device, scheme or artifice to defraud any client of SIFE, (b) make to clients of SIFE any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made not misleading, (c) engage in any act, practice or course of business which operates, or would operate, as a fraud or deceit upon the clients of SIFE, or (d) engage in any manipulative practice with respect to any client of SIFE.

It is important to note that Rule 17j-1(b) sets forth a standard of conduct to which each investment advisor and each person associated with an investment advisor) must adhere, but does not specify practices which are, per se, fraudulent, deceptive or manipulative. Rather Rule 17j-1(c)(1) requires that each investment advisor adopt its own written code of ethics addressing these matters, as well as adopt procedures reasonably necessary to ensure that violations of the code of ethics not occur. This Code is intended to serve as the Code of Ethics required by Rule 17j-1(c)(1). Further, this Code also establishes policies and procedures for preventing insider trading by SIFE employees and for preventing the use of material, non-public information by such persons, as required by Section 204A of the Advisers Act.

2.3      Policies With Respect to Fraud, Deceit and "Insider Trading":

The various securities laws contain broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with any securities transaction or the giving of investment advice. These proscriptions include the improper use of material, non-public ("inside") information concerning issuers or securities, as well as any activity which might be construed as manipulating the market for any issuer or security. The Advisers Act requires investment advisors to adopt, maintain and enforce written policies and procedures to


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prevent  employees from improper personal  securities  transactions or otherwise misusing inside information (including "tipping"). The policies and procedures set forth in this Code are intended to meet this requirement.

2.4      Who is an "Insider"?:

For purposes of this Code, every Access Person and Independent Trustee, including every member of his or her immediate family(2), should consider him or herself an "Insider" with respect to any material, non-public information which may come into his or her possession. Further, a person may be deemed to be an "Insider" if he or she enters into a confidential relationship in the conduct of the affairs of SIFE, and as a result is given access to material, non-public information. Questions regarding whether a person has become an "Insider" with respect to specific information will depend upon whether the information in question is "material" and, if so, whether that information is "non-public," and should be directed to the Compliance Officer.

2.5      What is "Material, Non-Public Information"?:

Generally, information will be considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision. Information that is reasonably certain to have a substantial effect on the market price of a company's securities (including information relating to tender offers) is almost always material, however there is no bright-line test to determine materiality, and whether or not information is material will almost always revolve around a fact-specific inquiry. Questions regarding whether information is material and/or non-public should be directed to the Compliance Officer.

Information, whether material or not, will be "non-public" when it has not yet been made available to the general public through normal channels of communication. This would include SEC filings, public announcements and other accepted means of public communication, as well as the passage of sufficient time to ensure widespread availability. It should be noted that information about clients is always "non-public," must be kept confidential and must never be disclosed in contravention of SIFE's policies and procedures under any circumstances.

2.6      Rules Governing "Insider Trading":

The following rules apply, without exception, to every person to whom any part of this Code applies:

         (a) No Insider may engage in any "insider trading" (i.e., using any material, non-public information, no matter how acquired, in his or her own transactions) on his or her own behalf or on behalf of others;

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(2)  "Immediate  family" means a person's  spouse,  children under the age of 25 residing with such person, and any trust or estate in which such person or any member of his or her immediate family has a substantial beneficial interest, unless neither such person or any member of his or her immediate family is able to control or participate in the investment decisions of such trust or estate.


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         (b)      No  Insider   may   communicate   any   material,   non-public
                  information, no matter how acquired, to any person, whether or not such person is an Access Person ("tipping");

         (c)      No  Insider  may   recommend  the  purchase  or  sale  of  any
                  securities to any other person on the basis of material, non-public information, no matter how acquired;

         (d) No person to whom any part of this Code applies may provide assistance to anyone who is engaged in any of the above activities.

Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration by SIFE, whether or not actually authorized, must be kept confidential. An Access Person shall not divulge to any person contemplated or completed securities transactions of any SIFE client, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge. Research information on portfolio transactions must not be divulged to persons who do not have a need to know such information in connection with their employment by SIFE.

2.7 Penalties under Securities Laws: Under the various federal securities laws, penalties which may be imposed for insider trading, market manipulation and other violations include civil liability for damages, temporary or permanent suspension from the securities and/or investment advisory business, and, in particularly egregious cases, criminal penalties. Persons in a control relationship with anyone found to have violated the insider trading provisions of the federal securities laws may also be held civilly and criminally liable. Any violation of the rules and policies set forth above will be grounds for immediate termination and, under appropriate circumstances, notice to the SEC or other appropriate authority, as further described under "Enforcement of the Code; Penalties for Violation" below.

           SECTION 3: RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

The fundamental purpose of this Code is to provide legal protection to the investment advisory clients of SIFE. At the same time SIFE believes that, as a matter of policy, a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries necessary and appropriate to protect the client portfolios. This policy is based upon the belief that personal investment experience can lead over time to a better sense of the individual's professional investment responsibility. If, however, such personal investment experience should involve securities which are suitable for investment for any client portfolio, the possibility of overlapping transactions presents a clear conflict of interest. The provisions of this Code have been designed to foster personal investment while minimizing the potential for conflict of interest, and establishing safeguards against any misuse of a position of trust.

Unless exempted, the restrictions on personal securities transactions described below will apply to all purchases and sales of securities by an Access Person. Personal securities transactions are defined as all purchases and sales of securities for by and Access Person for his or her account, for the account of a member of his or her immediate family or for any account in which such Access Person or a member of his or her immediate family may have a direct or indirect


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beneficial  ownership  interest,  or any account for which the access  person or member of his or her immediate family may provide investment advice for. Most of such transactions are also subject to the reporting requirements described in the following sections.

3.1      Exempted Securities:

Trading (including, in the case of open-end investment company securities, purchases and redemptions) in the following securities is exempted from the prior clearance and quarterly reporting requirements described below:

1.       United States Government securities;
2.       High quality short-term money market instruments;
3.       Bank certificates of deposit; and
4.       Shares of open-end investment companies registered under the 1940 Act.

Please note that, while shares of open-end investment companies are exempt from the prior clearance and quarterly reporting requirements, transactions in closed-end investment companies and unit trusts must be both pre-approved and reported quarterly.

3.2      Exempted Transactions:


The following transactions are exempted from the prior clearance requirements (but not the quarterly reporting requirements described below):

1. Purchases or sales effected in any account over which the Access Person does not have direct or indirect influence or control;

2. Purchases or sales which are involuntary (e.g., mandatory sale or exchange in connection with a merger or acquisition) or non-volitional (e.g., purchases in connection with dividend reinvestment plans);

3. Purchases pursuant to the exercise of rights acquired directly from an issuer, and sales of rights so acquired; and

4. Transactions which receive the prior approval of the Compliance Officer on the basis that the potential for harm to any investment advisory client of SIFE is remote because the transactions would be unlikely to affect the market price of such security or because such transactions are not related economically to the securities to be purchased, sold or held by any investment advisory client of SIFE.

3.3      Prior Clearance Procedure:

Prior to effecting any transaction in any security (other than those exempted, as described above), an Access Person must notify the Compliance Officer, in writing, of the proposed transaction, including the name, title and amount of the security involved, using the Prior Approval Form, in the form attached hereto as Exhibit A. Upon receipt of the Prior Approval Form the Compliance Officer shall (a) confirm with the appropriate portfolio management personnel that the security has not been traded by SIFE in the past seven calendar days, and is not under consideration by SIFE for trading, and (b) otherwise determine whether such proposed


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transaction  would or would not be consistent  with this Code.  Such  conclusion shall be promptly communicated in writing to the Access Person making the request, at which point the trade may be executed, if approved. Any approval which is granted will be good for four business days only (including the date of the request), after which time the approval will no longer be valid and the Access Person will be required to reapply for approval if the transaction has not been executed in full. The Compliance Officer will maintain written records of applications made and decisions rendered hereunder, and will make such records available in the manner required by the Advisers Act.

Absent extraordinary circumstances, no Access Person shall be deemed to have violated this Code if such Access Person has been advised in writing by the Compliance Officer that the transaction in question is consistent with this Code after disclosure to the Compliance Officer of all relevant information respecting the transaction and the access person.

3.4      Private Placement Transactions:

The prior clearance procedure described above applies to transactions by Access Persons in a private placement (for purposes of this Code, a "private placement" is a non-public distribution of securities by a private or a public company). In connection with a private placement transaction, the Compliance Officer, in consultation with the appropriate portfolio management personnel, will take into account whether the investment opportunity should be reserved for investment advisory clients of SIFE, and whether the opportunity is being offered to the Access Person by virtue of his or her position with SIFE.

3.5      "Blackout" Periods:

 An Access Person may not be granted prior clearance to execute a securities transaction on a day during which any investment advisory client account has a pending "buy" or "sell" order in that same security. In addition, Access Persons may not buy or sell a security within at least seven calendar days before or after any investment advisory client account has traded in that security. Any profits realized by any Access Person on trades (exclusive of transaction costs) within these periods must be disgorged by the Access Person to the affected investment advisory account(s).

3.6      Other Restrictions on Personal Securities Transactions:

The following additional restrictions are intended to prevent any suggestion or implication that Access Persons are using their relationship with SIFE to obtain treatment disadvantageous to the clients of SIFE.

         Dealing with Clients: Other than securities issued by a mutual fund sponsored or advised by SIFE, no Access Person may knowingly sell any security or other asset or property to, or purchase any security or other asset property from, any client of SIFE.

         Short-Term  Trading:  While SIFE  believes  that the extent of personal
         securities  trading  should  be  left  to  an  individual's   judgment,
         consistent with his or her personal  objectives,


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         risk tolerance,  and past practices, all Access Persons should be aware that short-term trading may increase the risk of problems arising under this Code. Accordingly, no purchase and sale, or sale and purchase, of the same or equivalent securities by an Access Person will be allowed:

         1. within a period of sixty (60) calendar days, for securities issued by a company with a market capitalization of less than 1 billion dollars and held or considered by a SIFE investment advisory client account;

         2. within a period of thirty (30) calendar days, for securities issued by a company with a market capitalization of at least 1 billion dollars and held or considered by a SIFE investment advisory client account; and

         3. within a period of three (3) calendar days, for securities not held or considered by a SIFE investment advisory client account, without regard to the market capitalization of the issuer.

         Short Sales: Short sales are permitted only for securities not held or considered for purchase by an investment advisory account, and are subject to the prior clearance requirements described above.

         Convertibles, Options and Derivatives: All the restrictions described above apply with equal force to (a) any security which is convertible into, or exchangeable or exercisable for, a security, (b) any put or call option, whether tied to a specific security or an index, that is being purchased or sold, or is being actively considered for purchase or sale, by or for any investment advisory account of SIFE.

         Initial and Secondary Public Offerings ("Hot Issues"): No Access Person may purchase any security in any initial or secondary public offering, whether or not such issue is construed as a "hot issue" under the NASD Conduct Rules. This restriction is imposed in order to preclude the possibility of an Access Person benefiting improperly from his or her position with respect to any investment advisory account of SIFE.

                        SECTION 4: REPORTING REQUIREMENTS

As required by the Investment Company Act Rule 17j-1 and Investment Advisers' Act Rule 204-2, each Access Person must file with the Compliance Officer quarterly a record of all personal trading activity, as well as annual reports of securities holdings. Persons covered by the Code are also required to have sent to the Compliance Officer duplicate copies of brokerage firm confirmation statements, for cross-checking purposes relative to the prior clearance requirement and other reporting requirements. These reports will be reviewed to determine whether there has been any violation of the provisions of this Code, and will be made available to the SEC and any other appropriate regulatory authority (individually and collectively the "regulator") whenever such regulator undertakes a compliance examination of SIFE. In addition to assisting to ensure compliance with the provisions of this Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and prevent


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possible  problems.  The reporting system is an essential part of the compliance system, and must be adhered to strictly and without exception.

4.1      Quarterly Reports:

Records of personal securities transactions (as defined in the beginning of Section 3) must be filed with the Compliance Officer not later than ten (10) calendar days after the end of each calendar quarter. Each report must contain the following information:

1. The date of every transaction, the title and number of shares, and the principal amount of each security involved;

2.       The interest rate and maturity date of the security if applicable;

3. The nature of the transaction (e.g., purchase, long or short sale, option or any other type of acquisition or disposition);

4.       The price at which such transaction was effected;

5.       The name of the broker, dealer or bank effecting the transaction; and

6.       A summary of all securities held.

This reporting requirement is satisfied by the filing of an Exhibit B with the Compliance Officer and fulfilling the duplicate account statement requirement as set out in Section 4.4, provided such account statement contains all required information.

In order to facilitate reporting by Access Persons who do not hold any securities and have not executed any personal securities transaction for a quarter, those Access Persons may, instead of filing a personal securities transaction report, file instead a Simplified Quarterly Report in the form set forth in Exhibit C to this Code. Please note that certain transactions exempted from the prior clearance procedure are not exempted from the quarterly reporting procedure. For a list of transactions that are exempted from the prior clearance procedure, see Section 3.2 "Exempted Transactions" above.

All Access Persons' (other than the Compliance Officer's) personal trading activity must be reviewed by the Compliance Officer. The Compliance Officer's personal trading activity must be reviewed by the General Counsel or, in his absence, the Chief Financial Officer, of SIFE. The results of the quarterly reporting and review procedure and the related documentation must reviewed by the Compliance Officer, with such reviews documented; all such presentations will be made, and documentation kept, by the Compliance Officer, or other person as the Compliance Officer may designate.

In addition to the quarterly reports required above, Access Persons promptly shall report any transaction which is, or might appear to the Access Person to be, in violation of this Code.

4.2      Initial Disclosure of Personal Holdings:
         ---------------------------------------

Within 10 days of the commencement of employment with SIFE or upon a change of duties that would qualify a person as such, each Access Person will be required to disclose, in writing, all personal securities holdings owned directly or beneficially. This disclosure list shall include all securities held, whether or not exempt from the prior clearance and/or quarterly reporting procedures outlined above. The disclosure shall be in a form substantially similar to the form titled "Initial and Annual Disclosure of Personal Securities Holdings" in Exhibit D and shall also include a completed Exhibit B titled "Quarterly and Annual Certification to Brokerage Account Statement."

4.3      Annual Disclosure of Personal Holdings:
         --------------------------------------

Each Access Person will be required to provide annually an updated listing of personal holding holdings, current as of 30 days prior to submission, in a form substantially similar to the form titled "Initial and Annual Disclosure of Personal Securities Holdings" in Exhibit D. In addition, each Access Person shall also file an Exhibit B, disclosing all brokerage accounts held or beneficially controlled by the Access Person, simultaneous with the filing of Exhibit D. Access Persons who do not either directly or beneficially hold any reportable securities, must also file a null report in a form substantially similar to Exibit D.

4.4      Duplicate Confirmations and Account Statements:
         ----------------------------------------------

Each Access Person shall direct his or her securities broker to provide to the Compliance Officer with duplicate copies of trade confirmations and copies of periodic securities account statements, at the earlier of commencement of employment with SIFE or the opening of the subject account. These documents are intended to permit SIFE to better ensure the effectiveness of its compliance efforts under this Code.

4.5      Enforcement of the Code; Penalties for Violation:
         ------------------------------------------------

The enforcement of the rules and procedures set forth in this Code is the responsibility of SIFE's Compliance Officer. It is obvious that all possible situations cannot be anticipated by the Code, and that, under certain circumstances, exceptions may be appropriate. Any employee contemplating a personal securities transaction, or anyone who has any other question as to any part of the Code or SIFE's compliance policies should consult with the Compliance Officer.

Any person charged with a violation of the Code will have an opportunity to meet with the Compliance Officer and present such oral or written information that may be necessary or appropriate to address any apparent violation of this Code. The President of SIFE, after reviewing all the information submitted by the Compliance Officer, and upon a determination that a violation of this Code has occurred, may impose such sanctions as he deems appropriate, including but not limited to a memorandum in the violator's personnel file, an appropriate fine, suspension or termination of the personal trading privilege, or suspension or termination of employment. Further, if the violation involves any usurpation of an opportunity otherwise available to any client of SIFE, any profits realized may have to be disgorged and paid over to such client. All material violations of this Code will be reported periodically to the Board of Trustees of SIFE and to the Board of Trustees of any registered investment company advised by SIFE.

4.6      Annual Report of Compliance Officer to Board of Trustees:
         --------------------------------------------------------

Annually, or as frequently as might be necessary or appropriate, the Compliance Officer will file a report with the Board of Directors of SIFE and the Board of Trustees of any registered investment company advised by SIFE. Such report will detail any material compliance violations, including remedial action taken by the Compliance Officer and/or the President.

4.7      Other Important Restrictions:
         ----------------------------

         Receipt of Gifts: No Access Person may accept any gift or other item worth more than fifty dollars ($50.00) from any person doing business with SIFE. This restriction shall not be interpreted to prohibit acceptance of an occasional meal or entertainment event ticket, provided that such gifts are not so frequent or extensive as to raise any question of propriety. This restriction does not apply to gifts to or from any Access Person to or from any member of such Access Person's immediate family, provided, however, that the circumstances surrounding such gift does not give rise to the appearance of impropriety, any conflict of interest or violation of the provisions of this Code.

         Service as Director: No Access Person may serve as an officer or director of any publicly held entity without the prior authorization of SIFE, and disclosure of such service to the Board of Trustees of any investment company advised by SIFE. Further, if such permission is given, then any Access Person may be subject to such other procedures or restrictions as SIFE may determine.

            SECTION 5: PROVISIONS APPLICABLE TO INDEPENDENT TRUSTEES

5.1      Definition:
         ----------

The "Independent Trustees" are those persons serving on the Board of Trustees of any registered investment company advised by SIFE who are not "interested persons" of the investment company, as defined in Section 2(a)(19) of the 1940 Act. Although the definition in the 1940 Act is quite long and complex, generally speaking "Independent Trustees" are those persons who are neither employed by, nor have any direct or indirect beneficial interest in the ownership of, SIFE.

5.2      Restrictions:
         ------------

Except in extraordinary circumstances, and with the concurrence of the Compliance Officer, no Independent Trustee will be granted access to any area of SIFE where portfolio trading and/or significant research activities take place. In addition, the Independent Trustees are prohibited from contacting any of SIFE's portfolio management personnel and discussing any subject relating to any portfolio managed by SIFE, specifically including any current or proposed transactions, other than during the course of Board or Committee meetings for which minutes are taken.

The Independent Trustees will receive certain portfolio and other confidential information in connection with their fiduciary and oversight duties. All such information must be held in strict confidence, and may not be acted upon in contravention of the broad principles set forth above in the section entitled "Legal Concepts and Restrictions."

5.3      Reporting Provisions:
         --------------------

Pursuant to SEC Rule 17j-1(d)(2)(ii), an Independent Trustee is not required to report a security transaction unless, at the time he or she entered into the transaction, he knew, or in the ordinary course of fulfilling his duties as a trustee, should have known that, during the 15-day period preceding or following such Independent Trustee's security transaction, the security is or was purchased or sold by the registered investment company or such purchase or sale by such registered investment company is or was considered by the registered investment company or SIFE. Subject to the foregoing, the restrictions (including the prior clearance procedures) and requirements associated with the reporting of personal securities transactions described in this Code will not apply to any Independent Trustee. However, all Independent Trustees shall file a report in the form set forth as Exhibit E to this Code, at least quarterly, stating that the Trustee has not violated Rule 17j-1(d)(2)(ii) while placing trades for his/her personal accounts or any accounts that he/she beneficially controls. It should be noted, however, that the legal prohibitions on insider trading, market manipulation and underwriting apply with equal force to Independent Trustees.


                                    EXHIBIT A

                  PRE-APPROVAL FORM FOR SECURITIES TRANSACTIONS

                           To Be Completed By Employee

               ---------------------------------------------------------------------------------------------------------------------
                 Name of      Security     Type of      Type of     # of Shares     Price Per      Total Amount    Brokerage Used
                 Security      Symbol      Security      Trade                        Share
                  Traded

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             1

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             2

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             3

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             4

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             5

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
             6

------------------------------------------------------------------------------------------------------------------------------------

                          To Be Completed by Portfolio

             -----------------------------------------------------------------------------------------------
             Held by SIFE?      Considered for      Traded by SIFE   Price, Date & Time Traded at by SIFE,
                             Purchase by SIFE in    in Last 7 Days?         if Traded in Last 7 Days
                                 Last 7 Days?
       -----------------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------
         1

       -----------------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------
         2

       -----------------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------
         3

       -----------------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------
         4

       -----------------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------
         5

       -----------------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------------
         6

       -----------------------------------------------------------------------------------------------------

Employee:

Print Name: ________________________

Date & Time: _______________________

Signature: _________________________


Portfolio Manager:                                   Compliance Officer:

Print Name: ________________________       Print Name: _______________________

Date & Time: _______________________       Date & Time: ______________________

Signature: _________________________       Signature: ________________________

                                    Exhibit A

                                    EXHIBIT B

                      QUARTERLY AND ANNUAL CERTIFICATION TO

                           BROKERAGE ACCOUNT STATEMENT

I hereby certify that the following list of brokerage accounts are all the brokerage accounts that I or any immediate family member may have a direct or beneficial interest in, or provide investment advice for. Additionally, I hereby certified that I have instructed the broker for each of the following accounts to provide duplicate transaction and monthly or quarterly summary statements to SIFE as required by the Restated Code Of Ethics in Section 4.4.

         Name on Account   Name of Broker   Broker Phone #    Account Number

1.       _______________   _____________    _____________     ______________


2.       _______________   _____________    _____________     ______________


3.       _______________   _____________    _____________     ______________


4.       _______________   _____________    _____________     ______________


5.       _______________   _____________    _____________     ______________


6.       _______________   _____________    _____________     ______________


7.       _______________   _____________    _____________     ______________


8.       _______________   _____________    _____________     ______________




Signature:        _________________________


Print Name:       _________________________


Date:             _________________________


                                    Exhibit B

                                    EXHIBIT C

                           SIMPLIFIED QUARTERLY REPORT

                  FOR ACCESS PERSONS WITH NO BROKERAGE ACCOUNTS

                            OR INDIVIDUAL SECURITIES

I _______________________________, hereby certify that during the quarter ending ________________________________, there were no securities transactions that I am required to report pursuant to the SIFE Restated Code of Ethics, and that I do not directly or beneficially hold or control any securities that I would be required to report under the Code of Ethics.

Signature:        _________________________


Print Name:       _________________________


Date:             _________________________

















                                    Exhibit C

                                    EXHIBIT D

                          INITIAL AND ANNUAL DISCLOSURE

                         OF PERSONAL SECURITIES HOLDINGS

         I am filing this disclosure as

         _____    Initial Disclosure of Personal Securities Holdings

         _____    Annual Disclosure of Personal Securities Holdings

                               INITIAL DISCLOSURES

I hereby certify that as of the date set forth below, the following constitutes all securities holdings in which I either directly or beneficially have an interest:

Name of Security  Type of Security    Number of Shares     Value of Holding
----------------  ----------------    ----------------     ----------------


















(include additional pages, if necessary)


Signature:        _________________________


Print Name:       _________________________


Date:             _________________________

                               ANNUAL DISCLOSURES

As of the date set forth below,  (check one of the following)

         I hereby certify that I do not directly or beneficially have any reportable securities under the Code of Ethics, and that I understand that I must immediately notify the Compliance Officer if I have any reportable securities under the Code of Ethics.

         I hereby certify that as of the date set forth below, the following constitutes all securities holdings in which I either directly or beneficially have an interest:

Name of Security  Type of Security    Number of Shares     Value of Holding
----------------  ----------------    ----------------     ----------------























(include additional pages, if necessary)


Signature:        _________________________


Print Name:       _________________________


Date:             ________________________

19

                                    EXHIBIT E

                       INDEPENDENT TRUSTEES' 17j-1 REPORT

                   To Be Completed By Each Independent Trustee

I hereby certify that during the quarter ended _______________________________, all personal securities transactions, if any, effected by me or for my direct or indirect benefit complied with the provisions of Rule 17j-1(c)(3)(ii) under the Investment Company Act of 1940, as amended.

Signature:        _________________________


Print Name:       _________________________


Date:             _________________________

                                      SIFE

                             RESTATED CODE OF ETHICS

                            ACKNOWLEDGMENT OF RECEIPT

                         BROKERAGE ACCOUNT AUTHORIZATION

I acknowledge receipt of the SIFE Restated Code of Ethics, and understand that my personal securities transactions are subject to the Code's terms. I certify that, to the best of my knowledge, I have complied, and will comply, with the terms of the Restated Code of Ethics, and hereby authorize access to my brokerage accounts by SIFE, as it shall deem necessary or appropriate for compliance or security purposes.

Print Name:_____________________________    Date:________________________


Signature:______________________________    SSN:_________________________



--------